UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 16, 2014

Rice Midstream Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36789	47-1557755
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Woodcliff Drive

Canonsburg, Pennsylvania 15317

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (724) 746-6720

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Underwriting Agreement

On December 16, 2014, Rice Midstream Partners LP, a Delaware limited partnership (the “Partnership”), entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Partnership, Rice Midstream Management LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), Rice Energy Inc., a Delaware corporation (“Rice Energy”), Rice Midstream Holdings LLC, a Delaware limited liability company (“Rice Midstream Holdings”), and Barclays Capital Inc., as representative of the several underwriters named therein (the “Underwriters”), relating to the offer and sale of the Partnership’s common units representing limited partner interests in the Partnership (the “Common Units”). The Underwriting Agreement provides for the offer and sale (the “Offering”) by the Partnership, and purchase by the Underwriters, of up to 28,750,000 Common Units, which includes 3,750,000 Common Units that may be purchased by the Underwriters pursuant to their option to purchase additional Common Units to cover over-allotments, at a price to the public of $16.50 per Common Unit ($15.51 per Common Unit net of underwriting discounts and commissions). Pursuant to the Underwriting Agreement, the Partnership granted the Underwriters a 30 day option to purchase up to an aggregate of 3,750,000 additional Common Units if the Underwriters sell more than an aggregate of 25,000,000 Common Units to cover over-allotments. The material terms of the Offering are described in the prospectus, dated December 16, 2014 (the “Prospectus”), filed by the Partnership with the Securities and Exchange Commission (the “Commission”) on December 18, 2014, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-199932), initially filed by the Partnership on November 6, 2014 (the “Registration Statement”).

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Partnership has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

On December 22, 2014, the Partnership closed the Offering of 28,750,000 Common Units, including the exercise in full by the Underwriters of their over-allotment option. The Partnership received proceeds from the Offering of approximately $441.6 million (net of underwriting discounts, commissions, structuring fees and estimated offering expenses payable by the Partnership). As described in the Prospectus, the Partnership intends to use the net proceeds (i) to reimburse Rice Energy for $195.3 million of capital expenditures incurred on the Partnership’s behalf prior to the closing of this offering, (ii) to make a $218.6 million distribution to Rice Energy, (iii) to fund $25.0 million of the Partnership’s 2015 expansion capital expenditures, and (iv) to pay approximately $2.7 million of origination fees related to the Partnership’s new revolving credit facility.

Relationships

As more fully described under the caption “Underwriting—Relationships” in the Prospectus, certain of the Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the Underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services for the Partnership and its affiliates, including Rice Energy, and to persons and entities with relationships with the Partnership and its affiliates, for which they received or will receive customary fees and expenses.

Contribution Agreement

On December 22, 2014, in connection with the Offering, the Partnership entered into a Contribution Agreement by and among the Partnership, Rice Midstream Holdings, Rice Midstream OpCo LLC, a Delaware limited liability company (“Rice OpCo”) and the General Partner (the “Contribution Agreement”), whereby, concurrently with the closing of the Offering, Rice Midstream Holdings contributed a 100% limited liability interest in Rice Poseidon Midstream LLC, a Delaware limited liability company (“Rice Poseidon”), which owns the Pennsylvania natural gas gathering assets of Rice Energy, to Rice OpCo in exchange for (i) the issuance by the Partnership of 3,623 Common Units and 28,753,623 subordinated units representing limited partner interests in the Partnership (“Subordinated Units”) to Rice Midstream Holdings, (ii) the issuance to Rice Midstream Holdings of all of the equity interests in the Partnership classified as “Incentive Distribution Rights” under the Partnership Agreement and (iii) the payment of $413.9 million of the net proceeds of the Offering to Rice Energy.

The foregoing description is qualified in its entirety by reference to the full text of the Contribution Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 2.01 by reference.

Omnibus Agreement

On December 22, 2014, in connection with the closing of the Offering, the Partnership entered into an omnibus agreement (the “Omnibus Agreement”) with the General Partner, Rice Poseidon, Rice Midstream Holdings and Rice Energy, pursuant to which:

•	Rice Energy granted the Partnership a right of first offer on any future divestiture of all of Rice Energy’s interests in (i) its gas gathering system in the core of the Utica Shale in Belmont County, Ohio, (ii) its fresh water distribution systems in Washington and Greene Counties, Pennsylvania and (iii) its fresh water distribution system in Belmont County, Ohio;

•	the Partnership is obligated to reimburse Rice Energy for all expenses incurred by Rice Energy or its affiliates (or payments made on the Partnership’s behalf) in conjunction with its provision of general and administrative services to the Partnership, including, but not limited to, the Partnership’s publicly traded partnership expenses and an allocated portion of the compensation expense of the executive officers and other employees of Rice Energy and the General Partner who perform general and administrative services for the Partnership or on the Partnership’s behalf; and

•	Rice Energy has provided the Partnership with a license to use certain Rice Energy-related names and trademarks in connection with the Partnership’s operations.

Rice Energy has agreed to indemnify the Partnership for three years after the closing of the Offering against certain environmental and other liabilities for events and conditions associated with the operation of the Partnership’s assets that occurred or existed on or before the closing of the Offering. The maximum liability of Rice Energy for this indemnification obligation will not exceed $15 million and Rice Energy will not have any obligation under this indemnification until the Partnership’s aggregate losses exceed $250,000. Rice Energy will have no indemnification obligations with respect to environmental claims made as a result of additions to or modifications of environmental laws enacted or promulgated after the closing of the Offering.

In addition, Rice Energy has agreed to indemnify the Partnership for three years after the closing of the Offering for losses attributable to title defects and failures to obtain consents or permits necessary for the operation of the Partnership’s assets. Rice Energy has also agreed to indemnify the Partnership for any event or condition related to the assets retained by Rice Energy and income taxes attributable to pre-closing operations.

The Partnership has agreed to indemnify Rice Energy against all losses, including environmental liabilities, related to the operation of the Partnership’s assets after the closing of the Offering, to the extent Rice Energy is not required to indemnify the Partnership.

The Partnership’s potential acquisition of the fresh water distribution systems will be conditioned upon the Partnership obtaining a ruling or interpretive guidance from the Internal Revenue Service that income from fresh water distribution services is qualifying income for federal income tax purposes.

The initial term of the omnibus agreement is ten years from the closing of the Offering and will thereafter automatically extend from year-to-year unless terminated by the Partnership or the General Partner. The Partnership or Rice Energy may also terminate the omnibus agreement in the event that Rice Energy ceases to control the General Partner or the General Partner is removed as general partner of the Partnership. The omnibus agreement may only be assigned by any party with the other parties’ consent.

The foregoing description is qualified in its entirety by reference to the full text of the Omnibus Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Gas Gathering and Compression Agreement

On December 22, 2014, in connection with the closing of the Offering, the Partnership entered into a 15 year, fixed fee gas gathering and compression agreement (the “Gas Gathering and Compression Agreement”) with Rice Energy, under which the Partnership will gather natural gas on the Partnership’s gathering systems located in Washington County and Greene County, Pennsylvania and provide compression services. Under the Gas Gathering and Compression Agreement, the Partnership will charge Rice Energy a gathering fee of $0.30 per Dth and a compression fee of $0.07 per Dth per stage of compression, each subject to annual adjustment for inflation based on the Consumer Price Index. The Gas Gathering and Compression Agreement covers approximately 63,000 gross acres of Rice Energy’s acreage position in the dry gas core of the Marcellus Shale in southwestern Pennsylvania as of September 30, 2014 and any future acreage it acquires within these counties, other than 22,000 gross acres subject to a pre-existing third-party dedication.

Pursuant to the Gas Gathering and Compression Agreement, Rice Energy will from time to time provide the Partnership with notice of the date on which it expects to require gas production to be delivered from a particular well pad. Subject to the provisions described in the following paragraph, the Partnership will be obligated to build out the Partnership’s gathering systems to such well pad and to install facilities to connect all wells planned for such well pad as soon as reasonably practicable, but in any event within one year of receipt of such notice, subject to extension for force majeure, including inability to obtain or delay in obtaining permits and rights of way.

The Partnership has agreed to connect all of Rice Energy’s wells that produce gas from the area dedicated to the Partnership under the Gas Gathering and Compression Agreement that (i) have been completed as of the closing of the Offering, (ii) are included in Rice Energy’s initial development plan for drilling activity for the period from the closing of the Offering through December 31, 2017, or (iii) are within five miles of the Partnership’s gas gathering system on the date Rice Energy provides us with notice that a new well pad is expected to require gathering services. For wells other than those described in the preceding sentence, the Partnership and Rice Energy will negotiate in good faith an appropriate gathering fee. If the Partnership cannot reach agreement with Rice Energy on a gathering fee for any such additional well, Rice Energy will have the option to have us connect such well to the Partnership’s gathering systems for a gathering fee of $0.30 per Dth and bear the incremental cost of constructing the connection to such well in excess of the cost the Partnership would have incurred to connect a well located on the five-mile perimeter, or Rice Energy will cause such well to be released from the Partnership’s dedication under the Gas Gathering and Compression Agreement.

The foregoing description is qualified in its entirety by reference to the full text of the Gas Gathering and Compression Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Rice Midstream Partners LP 2014 Long-Term Incentive Plan

The description of the Rice Midstream Partners LP 2014 Long Term Incentive Plan (the “LTIP”) provided below under Item 8.01 is incorporated in this Item 1.01 by reference. A copy of the LTIP was filed as Exhibit 4.3 to the Form S-8 filed by the Partnership on December 19, 2014, and is hereby incorporated in this Item 1.01 by reference.

Registration Rights Agreement

On December 22, 2014, in connection with the closing of the Offering, the Partnership entered into a registration rights agreement (the “Registration Rights Agreement”) with Rice Energy pursuant to which the Partnership may be required to register the sale of the (i) Common Units issued to Rice Energy pursuant to the Contribution Agreement, (ii) Subordinated Units and (iii) Common Units issuable upon conversion of Subordinated Units pursuant to the terms of the Partnership Agreement (as defined below) (together, the “Registrable Securities”) it holds. Under the Registration Rights Agreement, Rice Energy has the right to request that the Partnership register the sale of Registrable Securities held by Rice Energy, and Rice Energy has the right to require the Partnership to make available shelf registration statements permitting sales of Registrable Securities into the market from time to time over an extended period, subject to certain limitations. Pursuant to the Registration Rights Agreement and the Partnership Agreement, the Partnership may be required to undertake a future public or private offering and use the proceeds (net of underwriting or placement agency discounts, fees and commissions, as applicable) to redeem an equal number of Common Units from Rice Energy. In addition, the Registration Rights Agreement gives Rice Energy “piggyback” registration rights under certain circumstances. The Registration Rights Agreement also includes provisions dealing with indemnification and contribution and allocation of expenses. All of the Registrable Securities held by Rice Energy and any permitted transferee will be entitled to these registration rights.

The foregoing description is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 10.5 to this Form 8-K and is incorporated in this Item 1.01 by reference.

Revolving Credit Facility

On December 22, 2014, in connection with the closing of the Offering, the Partnership entered into a revolving credit facility (the “Revolving Credit Facility”) among the Partnership, as guarantor, Rice OpCo, as borrower, Wells Fargo Bank, National Association, as administrative agent, certain lenders party thereto and the other parties thereto. The Revolving Credit Facility provides for lender commitments of $450.0 million, with an additional $200.0 million of commitments available under an accordion feature subject to lender approval. The credit facility provides for a letter of credit sublimit of $50.0 million. The credit facility will mature on December 22, 2019.

Principal amounts borrowed are payable on the maturity date, and interest is payable quarterly for base rate loans and at the end of the applicable interest period for Eurodollar loans. The Partnership will have a choice of borrowing in Eurodollars or at the base rate. Eurodollar loans will bear interest at a rate per annum equal to the applicable LIBOR Rate plus an applicable margin ranging from 175 to 275 basis points, depending on the leverage ratio then in effect. Base rate loans will bear interest at a rate per annum equal to the greatest of (i) the agent bank’s reference rate, (ii) the federal funds effective rate plus 50 basis points and (iii) the rate for one month Eurodollar loans plus 100 basis points, plus an applicable margin ranging from 75 to 175 basis points, depending on the leverage ratio then in effect. The Partnership will also pay a commitment fee based on the undrawn commitment amount ranging from 35 to 50 basis points.

The Revolving Credit Facility is secured by mortgages and other security interests on substantially all of the Partnership’s properties and guarantees from the Partnership and its restricted subsidiaries.

The Revolving Credit Facility limits the Partnership’s ability to, among other things:

•	incur or guarantee additional debt;

•	redeem or repurchase units or make distributions under certain circumstances;

•	make certain investments and acquisitions;

•	incur certain liens or permit them to exist;

•	enter into certain types of transactions with affiliates;

•	merge or consolidate with another company; and

•	transfer, sell or otherwise dispose of assets.

The Revolving Credit Facility also requires the Partnership to maintain the following financial ratios:

•	an interest coverage ratio, which is the ratio of consolidated EBITDA (as defined within the Revolving Credit Facility) to consolidated current interest expense of at least 2.50 to 1.0 at the end of each fiscal quarter;

•	a consolidated total leverage ratio, which is the ratio of consolidated debt to consolidated EBITDA, of not more than 4.75 to 1.0, and after electing to issue senior unsecured notes, a consolidated total leverage ratio of not more than 5.25 to 1.0, and, in each case, with certain increases in the permitted total leverage ratio following the completion of a material acquisition; and

•	if the Partnership elects to issue senior unsecured notes, a consolidated senior secured leverage ratio, which is the ratio of consolidated senior secured debt to consolidated EBITDA, of not more than 3.50 to 1.0.

The foregoing description is qualified in its entirety by reference to the full text of the Revolving Credit Facility, which is filed as Exhibit 10.6 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Secondment Agreement

On December 22, 2014, in connection with the closing of the Offering, the Partnership entered into an employee secondment agreement (the “Secondment Agreement”) with Rice Energy. Pursuant to the Secondment Agreement, specified employees of Rice Energy will be seconded to the Partnership to provide operating and other services with respect the Partnership’s business under the direction, supervision and control of the Partnership or the General Partner. The Partnership will reimburse Rice Energy for the services provided by the seconded employees pursuant to the Secondment Agreement.

The foregoing description is qualified in its entirety by reference to the full text of the Employee Secondment Agreement, which is filed as Exhibit 10.7 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets

Contribution Agreement

The description of the Contribution Agreement provided above under Item 1.01 is incorporated in this Item 2.01 by reference. A copy of the Contribution Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 3.02.	Unregistered Sales of Equity Securities

The description in Item 2.01 above of the issuances of Common Units and Subordinated Units by the Partnership to Rice Midstream Holdings on December 22, 2014 in connection with the consummation of the transactions pursuant to the Contribution Agreement is incorporated herein by reference. The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements in Section 4(2) of the Securities Act. The Partnership believes that exemptions other than the foregoing exemption may exist for these transactions.

Each of the Subordinated Units will convert into one Common Unit and then will participate pro rata with the other Common Units in distributions by the Partnership at the end of the subordination period. The subordination period will end on the first business day after the Partnership has earned and paid at least $0.75 (the minimum quarterly distribution on an annualized basis) on each outstanding Common Unit and Subordinated Unit for each of three consecutive, non-overlapping four-quarter periods ending on or after December 31, 2017 and there are no outstanding arrearages on the Common Units. Notwithstanding the foregoing, the subordination period will end on the first business day after the Partnership has earned and paid at least $1.125 (150.0% of the minimum quarterly distribution on an annualized basis) on each outstanding Common Unit and Subordinated Unit and the related distribution on the incentive distribution rights, for any four-quarter period ending on or after December 31, 2015 and there are no outstanding arrearages on the Common Units. The description of the subordination period contained in the section of the Prospectus entitled “How We Make Distributions to Our Partners—Subordination Period” is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On December 16, 2014, D. Mark Leland was appointed to the board of directors of the General Partner (the “Board”), the general partner of the Partnership. Mr. Leland was appointed to serve as chairman of the Board’s audit committee and chairman of the Board’s conflicts committee.

There are no arrangements or understandings between Mr. Leland and any other persons pursuant to which Mr. Leland was selected as a director. There are no relationships between Mr. Leland and the Partnership or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

As a non-employee director, Mr. Leland will receive compensation in accordance with the General Partner’s policies for compensating non-employee directors, including any long-term equity incentive awards under the Partnership’s 2014 Long-Term Incentive Plan.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Amended and Restated Agreement of Limited Partnership

On December 22, 2014, in connection with the closing of the Offering, the General Partner entered into the Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”) with Rice Midstream Holdings. A description of the Partnership Agreement is contained in the sections of the Prospectus entitled “How We Make Distributions to Our Partners” and “The Partnership Agreement” and is incorporated in this Item 5.03 by reference.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Partnership Agreement, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated in this Item 5.03 by reference.

Amended and Restated Limited Liability Company Agreement

On December 22, 2014, in connection with the closing of the Offering, Rice Midstream Holdings entered into the Amended and Restated Limited Liability Company Agreement of the General Partner (the “LLC Agreement”). The amendments to the LLC Agreement included, among other things, outlining the rights of the sole member and management by the board of directors of the Partnership’s business.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the LLC Agreement, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated in this Item 5.03 by reference.

Item 8.01.	Other Events.

Rice Midstream Partners LP 2014 Long-Term Incentive Plan

In connection with the Offering, the Board adopted the Rice Midstream Partners LP 2014 Long-Term Incentive Plan, or the LTIP, effective immediately prior to the effectiveness of the Registration Statement. Awards under the LTIP may be granted to the Partnership’s employees, consultants and directors and the employees, consultants and directors of the Partnership’s affiliates. Any awards that are made under the LTIP to the Partnership’s executive officers will be approved by the Board or a committee thereof that may be established for such purpose. The Partnership will be responsible for the cost of awards granted under the LTIP.

The purpose of the LTIP is to provide employees, consultants and directors with incentive compensation awards to encourage superior performance and to enhance the Partnership’s ability to attract and retain the services of individuals who are essential for the Partnership’s growth and profitability and to encourage them to devote their best efforts to advancing the Partnership’s business. The LTIP provides for grants of (1) restricted units, (2) unit appreciation rights, (3) unit options, (4) phantom units, (5) unit awards, (6) substitute awards, (7) other unit-based awards, (8) cash awards, (9) performance awards and (10) distribution equivalent rights.

The foregoing description is qualified in its entirety by reference to the full text of the LTIP, which was filed as Exhibit 4.3 to the Form S-8 filed by the Partnership on December 19, 2014, and is hereby incorporated in this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of December 16, 2014, by and among Rice Energy Inc., Rice Midstream Holdings LLC, Rice Midstream Management LLC and Rice Midstream Partners LP, and Barclays Capital Inc., as representative of the several underwriters named therein.

3.1	Amended and Restated Agreement of Limited Partnership, dated as of December 22, 2014, by and between Rice Midstream Management LLC, as the General Partner, and Rice Midstream Holdings LLC, as the Organizational Limited Partner.

3.2	Amended and Restated Limited Liability Company Agreement of Rice Midstream Management LLC, dated as of December 22, 2014, by Rice Midstream Holdings LLC, as the Sole Member.

10.1	Contribution Agreement, dated as of December 22, 2014, by and among Rice Midstream Partners LP, Rice Midstream Holdings LLC, Rice Midstream OpCo LLC and Rice Midstream Management LLC.

10.2	Omnibus Agreement, dated as of December 22, 2014, by and between Rice Midstream Partners LP, Rice Midstream Management LLC, Rice Poseidon Midstream LLC, Rice Midstream Holdings LLC and Rice Energy Inc.

10.3	Gas Gathering and Compression Agreement, dated as of December 22, 2014, by and between Rice Drilling B LLC, Rice Midstream Partners LP and Alpha Shale Resources LP.

10.4	Rice Midstream Partners LP Long-Term Incentive Plan (incorporated by reference to Exhibit 4.3 to the Partnership’s Registration Statement on Form S-8, filed on December 19, 2014).

10.5	Registration Rights Agreement, dated as of December 22, 2014, by and between Rice Midstream Holdings LLC and Rice Midstream Partners LP.

10.6	Credit Agreement, dated as of December 22, 2014, among Rice Midstream Partners LP, as Parent Guarantor, Rice Midstream OpCo LLC, as Borrower, Wells Fargo Bank, National Association, as administrative agent, certain lenders party thereto and the other parties thereto.

10.7	Employee Secondment Agreement, dated as of December 22, 2014, by and between Rice Energy Inc. and Rice Midstream Partners LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICE MIDSTREAM PARTNERS LP

By:	Rice Midstream Management LLC,
its general partner

By:	/s/ Daniel J. Rice IV
Name:	Daniel J. Rice IV
Title:	Chief Executive Officer

Date: December 22, 2014

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of December 16, 2014, by and among Rice Energy Inc., Rice Midstream Holdings LLC, Rice Midstream Management LLC and Rice Midstream Partners LP, and Barclays Capital Inc., as representative of the several underwriters named therein.

3.1	Amended and Restated Agreement of Limited Partnership, dated as of December 22, 2014, by and between Rice Midstream Management LLC, as the General Partner, and Rice Midstream Holdings LLC, as the Organizational Limited Partner.

3.2	Amended and Restated Limited Liability Company Agreement of Rice Midstream Management LLC, dated as of December 22, 2014, by Rice Midstream Holdings LLC, as the Sole Member.

10.1	Contribution Agreement, dated as of December 22, 2014, by and among Rice Midstream Partners LP, Rice Midstream Holdings LLC, Rice Midstream OpCo LLC and Rice Midstream Management LLC.

10.2	Omnibus Agreement, dated as of December 22, 2014, by and between Rice Midstream Partners LP, Rice Midstream Management LLC, Rice Poseidon Midstream LLC, Rice Midstream Holdings LLC and Rice Energy Inc.

10.3	Gas Gathering and Compression Agreement, dated as of December 22, 2014, by and between Rice Drilling B LLC, Rice Midstream Partners LP and Alpha Shale Resources LP.

10.4	Rice Midstream Partners LP Long-Term Incentive Plan (incorporated by reference to Exhibit 4.3 to the Partnership’s Registration Statement on Form S-8, filed on December 19, 2014).

10.5	Registration Rights Agreement, dated as of December 22, 2014, by and between Rice Midstream Holdings LLC and Rice Midstream Partners LP.

10.6	Credit Agreement, dated as of December 22, 2014, among Rice Midstream Partners LP, as Parent Guarantor, Rice Midstream OpCo LLC, as Borrower, Wells Fargo Bank, National Association, as administrative agent, certain lenders party thereto and the other parties thereto.

10.7	Employee Secondment Agreement, dated as of December 22, 2014, by and between Rice Energy Inc. and Rice Midstream Partners LP.